                                                                    Exhibit 99.1

For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John A. Burchett, CEO, or J. Holly Loux, CFO
732/548-0101


                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
             2004 THIRD QUARTER RESULTS AND $0.30 PER SHARE DIVIDEND


Edison, New Jersey, November 10, 2004 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended September 30, 2004 of approximately $2,227,000, or $0.27 per share, based on 8,385,416 diluted weighted-average common shares outstanding, compared to approximately $1,870,000, or $0.30 per share, based on 6,289,127 diluted weighted-average common shares outstanding, for the third quarter 2003.

The Board of Directors declared a third quarter dividend of $0.30 per share on November 8, 2004 to be paid on December 6, 2004 to stockholders of record as of November 22, 2004. On November 9, 2004, the Company filed its Form 10-Q for the three and nine months ended September 30, 2004 with the U.S. Securities and Exchange Commission.

Net Interest Income
Net interest income before loan loss provision increased to approximately $2,784,000 in the quarter ended September 30, 2004 compared to approximately $1,741,000 for the same period in 2003, an increase of $1,043,000 or 60%. Net interest income before loan loss provision increased to approximately $7,355,000 for the nine months ended September 30, 2004 compared to approximately $4,295,000 for the same period in 2003, an increase of $3,060,000 or 71%. Net interest income before loan loss provision for the quarter ended September 30, 2004 also increased approximately $496,000 or 22% compared to the quarter ended June 30, 2004. The increase in net interest income before loan loss provision was primarily due to an increase in the average balance of assets invested in our subordinate mortgage-backed securities, which we refer to as subordinate MBS, and Agency-issued MBS portfolios. John A. Burchett, Chief Executive Officer, commented "One of our primary goals is the continued growth in net interest income by increasing the average balance of assets invested in subordinate MBS."

Gain on Sale
Gain on sale of mortgage assets increased to approximately $2,424,000 for the third quarter 2004 from approximately $2,114,000 for the second quarter 2004. On a cost basis, we sold approximately $18,294,000 of bonds in the third quarter 2004 and approximately $7,557,000 in the second quarter 2004.

Agency-issued  MBS Portfolio
For the three and nine months ended September 30, 2004, we recognized mark to market gains on Agency-issued MBS classified as trading securities in the accompanying Condensed Consolidated Statements of Income. However, these mark to market gains on trading securities are substantially economically offset by the total of net interest income from these investments and losses from forward sales of like kind securities classified as freestanding derivatives used to manage the exposure to changes in the value of such trading securities. We attempt to fully economically hedge our trading securities portfolio to potentially offset any gains or losses in our portfolio with losses or gains from our freestanding derivatives. Our trading securities are utilized for certain balance sheet requirements.

The table below reflects the net economic impact of our Agency-issued MBS position for the quarter ended September 30, 2004:

         Net interest income....................................................     $       890,000
         Gain on mark to market of mortgage assets..............................           1,697,000
         Other loss (forward sales).............................................          (2,743,000)
                                                                                         ------------
                                                                                     $      (156,000)


We believe that the net economic impact of our Agency-issued MBS position provides useful information to investors because it provides information not readily apparent from our Condensed Consolidated Statement of Income.

Other Revenue
Revenue from due diligence fees, loan brokering and advisory services, assignment fees and technology totaled approximately $3,628,000 and $10,051,000 for the three and nine months ended September 30, 2004 as compared to approximately $3,801,000 and $10,923,000 for the same periods in 2003. The major changes within these components of other revenue were in technology, which increased to approximately $974,000 for the three months ended September 30, 2004 from approximately $237,000 for the same period in 2003, but decreased from approximately $2,049,000 for the nine months ended September 30, 2003 to approximately $1,599,000 for the same period in 2004, and loan brokering and advisory services, which decreased to approximately $500,000 and $1,894,000 for the three and nine months ended September 30, 2004 from approximately $1,035,000 and $2,379,000 for the same periods in 2003. These revenues are transaction driven and thus tend to exhibit volatility in period to period comparisons.

Credit Risk
Our primary risk inherent in our portfolio is the credit risk retained on the mortgage loans that underlie the subordinate MBS portfolio and our net equity in CMOs. We seek to mitigate credit risk in our portfolio by investing primarily in subordinate MBS that are backed by prime residential mortgages, by pre-purchase analysis and active portfolio management. As of September 30, 2004, the total portfolio of loans underlying the subordinate MBS consisted of 43,763 loans with a total principal balance of approximately $21.7 billion. These loans had a weighted-average current loan-to-value ratio of approximately 62% and a weighted-average credit score at origination of approximately 738. Additionally, owner-occupied residences secure approximately 95.4% of the loans and approximately 99.3% of the properties are single-family residences. Total losses for 2004 on our portfolio have been negligible. As of September 30, 2004, loans 90 or more days past due totaled 0.01% of our portfolio, with 0.00% in foreclosure or that have become real estate owned.

HCM will host its quarterly investor conference call on November 10, 2004 at 11:00 AM EST. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall Web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and, to a lesser extent, mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and advisory services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on our current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2003 and in our other securities filings with the Securities and Exchange Commission. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and involve inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof. We undertake no obligation to update or revise the information contained in this announcement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                - charts follow -

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                                       SEPTEMBER 30,         DECEMBER 31,
                                                                            2004                 2003
                                                                       -------------         ------------
 ASSETS
 Cash and cash equivalents                                               $   31,623            $   32,588
 Accounts receivable                                                          2,069                 2,733
 Accrued interest receivable                                                  1,205                 1,026
 Mortgage loans:
      Held for sale                                                             179                   434
      Collateral for CMOs                                                    44,476                58,551
 Mortgage securities pledged as collateral for reverse
   repurchase agreements:
      Available for sale                                                     58,980                29,807
      Trading                                                               103,087                37,882
 Mortgage securities, not pledged:
      Available for sale                                                      2,100                13,875
 Equity investment in HDMF-I LLC                                              2,627                 2,085
 Other assets                                                                 9,513                10,010
                                                                          ---------             ---------
 TOTAL ASSETS                                                             $ 255,859             $ 188,991
                                                                          =========             =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
 Reverse repurchase agreements                                            $ 141,216             $  55,400
 CMO borrowing                                                               38,535                52,164
 Dividends payable                                                               --                 2,458
 Accounts payable, accrued expenses and other liabilities                     2,768                 4,150
                                                                          ---------             ---------
       TOTAL LIABILITIES                                                    182,519               114,172
                                                                          ---------             ---------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY:
 Preferred stock: $0.01 par value, 10 million shares authorized,
      -0- shares issued and outstanding
 Common stock: $0.01 par value, 90 million shares authorized,
      8,381,583 and 8,192,903 shares issued and outstanding as of
      September 30, 2004 and December 31, 2003, respectively                     84                    82
 Additional paid-in capital                                                 103,126               101,279
 Notes receivable from related parties                                         (583)               (1,167)
 Retained earnings (deficit)                                                (28,486)              (25,598)
 Accumulated other comprehensive (loss) income                                 (801)                  223
                                                                          ---------             ---------
       TOTAL STOCKHOLDERS' EQUITY                                            73,340                74,819
                                                                          ---------             ---------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 255,859             $ 188,991
                                                                          =========             =========
 BOOK VALUE PER SHARE                                                     $    8.75             $    9.13
                                                                          =========             =========

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)


                                                                   THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                   SEPTEMBER 30,
                                                                ------------------------        -------------------------
                                                                 2004             2003           2004              2003
                                                                -------          -------        -------           -------
REVENUES:
     Interest income                                            $ 3,936          $ 2,710       $ 10,163           $ 7,537
     Interest expense                                             1,152              969          2,808             3,242
                                                                -------          -------        -------           -------
         Net interest income                                      2,784            1,741          7,355             4,295
     Loan loss provision                                              9               12             29                42
                                                                -------          -------        -------           -------
         Net interest income after loan loss provision            2,775            1,729          7,326             4,253
     Gain on sale of mortgage assets                              2,424            2,454          7,996             7,581
     Gain (loss) on mark to market of mortgage assets             1,446             (536)           163              (528)
     Due diligence fees                                           1,558            1,818          4,667             4,570
     Loan brokering and advisory services                           500            1,035          1,894             2,379
     Assignment fees                                                596              711          1,891             1,925
     Technology                                                     974              237          1,599             2,049
     Other income (loss)                                         (2,801)              42         (2,962)              147
                                                                -------          -------        -------           -------
         Total revenues                                           7,472            7,490         22,574            22,376
                                                                -------          -------        -------           -------

EXPENSES:
     Personnel                                                    2,208            2,295          8,222             8,198
     Subcontractor                                                  976            1,109          3,153             2,982
     Legal and professional                                         749              374          2,156             1,149
     General and administrative                                     348              675          1,182             1,509
     Depreciation and amortization                                  250              438            689             1,216
     Technology                                                     404               65            642               186
     Other                                                          236              127            585               356
     Occupancy                                                      135              110            379               346
     Travel and entertainment                                        67              265            318               572
                                                                -------          -------        -------           -------
         Total expenses                                           5,373            5,458         17,326            16,514
                                                                -------          -------        -------           -------
         Operating income                                         2,099            2,032          5,248             5,862

Equity in income (loss) of HDMF-I LLC                                46               --              5               (41)
                                                                -------          -------        -------           -------

Income before income tax (benefit) provision                      2,145            2,032          5,253             5,821
Income tax (benefit) provision                                      (82)             162           (132)              246
                                                                -------          -------        -------           -------
NET INCOME                                                      $ 2,227          $ 1,870        $ 5,385           $ 5,575
                                                                =======          =======        =======           =======
BASIC EARNINGS PER SHARE                                        $  0.27          $  0.31        $  0.65           $  1.10
                                                                =======          =======        =======           =======
DILUTED EARNINGS PER SHARE                                      $  0.27          $  0.30        $  0.65           $  1.08
                                                                =======          =======        =======           =======